                                                                     EXHIBIT 3.1


           FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           METRO-GOLDWYN-MAYER INC.


     The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Metro-Goldwyn-Mayer Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     FIRST: The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 10, 1996 and the name under which it was originally incorporated was P&F Acquisition Corp.

     SECOND: The Board of Directors of the Corporation, by unanimous vote of its members, filed with the minutes of the Board of Directors, duly adopted a resolution setting forth this Amended and Restated Certificate of Incorporation of the Corporation pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware and declaring the Amended and Restated Certificate of Incorporation of the Corporation to be advisable and calling for consideration thereof by the stockholders of the Corporation.

     THIRD: The stockholders of the Corporation considered and voted in favor of this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the holders of the requisite number of shares of issued and outstanding stock of the Corporation, and prompt written notice thereof shall be given to those stockholders of the Corporation who have not consented thereto in writing.

     FIFTH: The capital of the Corporation shall not be reduced under or by reason of such amendment.

     SIXTH: The Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                              NAME OF CORPORATION

                        The name of this corporation is:

                            Metro-Goldwyn-Mayer Inc.


                                   ARTICLE II

                               REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

                                  ARTICLE III

                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     SECTION 1.  Authorized Stock.  The Corporation shall be authorized to issue
                 ----------------
two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000); the total number of shares of Preferred Stock shall be Twenty Five Million (25,000,000), and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be One Hundred Twenty Five Million (125,000,000), and each such share shall have a par value of one cent ($0.01). Effective as of the close of business on the day on which this Amended and Restated Certificate of Incorporation shall have been filed, every share of Common Stock outstanding prior to such effective date shall be deemed to be converted into and reconstituted into 41.667 shares of Common Stock, par value one cent ($.01) per share.

     SECTION 2.  Preferred Stock.  The shares of Preferred Stock may be issued
                 ---------------
from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is hereby vested with authority to fix by resolution or resolutions providing for the issue of any series of Preferred Stock, the voting power, the designations, the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series of Preferred Stock, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242 of the General Corporation Law of the State of Delaware or any successor provision requiring that such an increase or decrease be voted upon by the holders of the Preferred Stock voting as a separate class.

     SECTION 3.  Distributions upon Liquidation.  In the event of any
                 ------------------------------
dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share of such series of Preferred Stock equal to the amount fixed and determined by the Board in the resolution or resolutions creating such series and providing for the issuance of such shares, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of shares of Common Stock. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders of Preferred Stock in proportion to the respective total amounts that they shall be entitled to receive as provided in this Section 3.

                                   ARTICLE V

                        ANNUAL MEETINGS OF STOCKHOLDERS

     The annual meeting of stockholders shall be held at such time, on such date and at such place (within or without the State of Delaware) as provided in the Bylaws of the Corporation. Subject to any requirement of applicable law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

                                   ARTICLE VI

                          BOARD POWER REGARDING BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                  ARTICLE VII

                             ELECTIONS OF DIRECTORS

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

                         LIABILITY AND INDEMNIFICATION

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (provided that the effect of any such amendment shall be prospective only) (the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
If the Delaware Law is amended after the date of the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended from time to time.

     The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law (but in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened, to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the fullest extent permitted by the Delaware Law, expenses (including attorneys' fees), judgments or fines incurred by and amounts paid in settlement by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware Law and this Article VIII. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such director, officer, employee or agent against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. The indemnification provided herein shall not be deemed to limit the rights of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation's Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VIII at the time of such repeal or modification.

                                   ARTICLE IX

                                CORPORATE POWER

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X

                        COMMON COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged this Amended and Restated Certificate of Incorporation on behalf of Metro-Goldwyn-Mayer Inc., on this ______ day of October, 1997.


                              By:_______________________________
                                 William Allen Jones
                                 Executive Vice President and
                                 Secretary



LC972760.002/7+